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                                                                    EXHIBIT 10.3


                        DEFERRED COMPENSATION AGREEMENT
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     AGREEMENT made this 16 day of April, 1990, by and between BGF Industries,
Inc., a Delaware corporation, having its principal place of business in Greensboro, North Carolina (hereinafter referred to as the "Corporation"), and James R. Henderson of Greensboro, NC, an employee of BGF Industries, Incorporated (hereinafter referred to as the "Executive").

     WHEREAS, the Executive has been employed by the Corporation in a highly-compensated management position with the Corporation;

     WHEREAS, the Corporation is desirous of having the Executive continue in the employment of the Corporation; and

     WHEREAS, the Executive is willing to continue in the employment of the Corporation provided that the Corporation will pay compensation for his services during the period prior to termination of employment and also after termination of employment in accordance with the terms of this agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between the parties hereto as follows:

     1.   Pre-Retirement Survivor Benefit.
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          (a)  Survivor Benefit.  Subject to the limitations of (b) below, in
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               the event of the death of a participating employee prior to age
               65, the beneficiary designated by such employee, or, if none, the employee's estate, will receive 120 monthly payments (10 years) each in an amount equal to 50% of the monthly base salary of the employee in effect on the January 1 occurring with or immediately preceding the death of the employee or 50% of the average monthly base salary on January 1 for the previous five years (including the date of death, should death occur on January 1), whichever is greater. Such payments will commence with the month immediately following death.

          (b)  Limitations for Participants Over Age 60.  If death occurs after
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               attaining age 60 but before attaining age 65, the following percentages will be applicable to the greater of the two salary bases described above to determine the amount of the payment.
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                         Attained Age                    % of Salary Base
                          at Death                         To Be Payable
                         ------------                    ----------------

                            60                                  45%
                            61                                  40%
                            62                                  35%
                            63                                  30%
                            64                                  25%

               Such payments will commence with the month immediately following death.

          (c)  Death of Disabled Employee.  In the event a participating
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               employee becomes permanently disabled, as determined in the manner specified below, before age 65 and dies before age 65, the benefits provided for in paragraph 1(a) or 1(b) above shall be paid in like manner as provided in paragraph 1(a) or 1(b) above.

               Permanent disability for purposes hereof shall be deemed to have occurred when the employee shall become physically or mentally incapable of fully performing services to the Company or its subsidiaries as required by the Company and such incapacity is, or may reasonably be expected to exist, for more than two months, as shall be determined by a physician mutually agreed upon by the Company and the employee or in the absence of mutual agreement as selected by the Company, and the determination of such physician, whether selected by mutual agreement or by the Company shall be final and conclusive.

          (d)  Effects of Termination of Employment.  All rights to the Pre-
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               Retirement Survivor Benefit provided for in paragraph 1(a) or
               1(b) above shall cease if and when a participating employee's employment by the Company or one of its subsidiaries terminates prior to age 65 for any reason other than death or disability as set forth above.

     2.   Post-Retirement Benefit.
          -----------------------

          (a)  Supplemental Compensation Benefit.  Upon retirement at age sixty-
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               five (65) or upon early retirement with the written approval of the Corporation, the Executive will receive the equivalent of two and one-fourth times the Executive's final annual base salary as of the January 1 occurring concurrently with or immediately preceding retirement or an average of the last five years (computed on base salary as of each January 1 of said 5-year period) whichever is greater, paid as follows:

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               (i)  Equal monthly payments for ten years equal in total to one and one-half times the final annual base salary (15% each year). If death of the Executive occurs before all payments have been made, the remaining installments will be paid to the Executive's designated beneficiary or, in the absence of such designation, to the Executive's estate.

               (ii) A death benefit equal to three-fourths of the Executive's annual base salary as of the January 1 occurring concurrently with or immediately preceding the Executive's retirement.

          (b)  Early Retirement.  If the Executive elects early retirement at
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               age 50 or thereafter with the written approval of the Corporation
               (which approval shall not be required if vested according to paragraph (e) below) such Executive will be entitled to the payments provided in (a) above reduced according to the following schedule:

                    at age 50 - 35% of benefit due at age 65
                         (5% reduction per year)

                    at age 55 - 60% of benefit due if retirement
                         occurred at age 65
                         (5% reduction per year)

                    at age 60 - 85% of benefit due if retirement
                         occurred at age 65
                         (3% reduction per year)

                    at age 65 - 100%

          (c)  Permanent Disability.  An Executive who becomes permanently
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               disabled, as defined in 1(c) above, and retires because of disability shall not be entitled to benefits under this plan unless said Executive survives until age 65, at which time such Executive shall be deemed to have retired at age 65 and will then receive the benefits provided for in (a) above.

          (d)  Discharged or Terminated Executive.  If the Executive or the
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               Corporation chooses to terminate their relationship, said
               Executive will cease to have any rights to any retirement benefits under this plan, except as provided in (e).

          (e)  Vested Right at Age 50 and 10 Years of Service.  The Executive
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               who has attained age 50 and has completed 10 years of service with the Corporation (or with its predecessor Obligor, Burlington Industries, Inc.) shall have a vested, non-forfeitable right to receive benefits accrued under the

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               post-retirement benefit portions of the plan as set forth in this section 2, the amount of which benefit will be determined as of the date of retirement under the benefit schedule set forth above.

     3.   Activities Barring Benefits.  The payment of or the continuation of
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          the payment of any of the benefits herein provided for is upon the express condition that (i) without prior, written consent of the Corporation, the Executive, either during or after the Executive's employment with the Corporation, will not directly or indirectly render advisory services to or become employed by or participate or engage in any business materially competitive with and of the businesses of the Corporation and its affiliated companies, and (ii) such Executive shall not have willfully engaged in any conduct constituting fraud or materially damaging to the Corporation's interest.

     4.   Financing of Benefits.  All retirement benefits under this Agreement
          ---------------------
          shall be provided out of the general assets of the Corporation at the time such benefits are to be paid. The parties agree that the Corporation is under no obligation to set aside funds in advance of the time for payment hereunder, or to otherwise provide security for its obligations under this Agreement.

     5.   Claims Procedure.
          ----------------

          (a) Any person entitled to benefits under the Agreement (the "Claimant") must file a claim request with the person authorized by the Board to fulfill the responsibilities of the Corporation as Plan Administrator, on a form provided by the Plan Administrator.

          (b) A claim for benefits will be denied if the Corporation determines that the Claimant is not entitled to receive benefits under the Agreement. The Plan Administrator shall provide adequate notice in writing to any Claimant whose claim for benefits under the Agreement has been denied, and the notice to the claimant shall set forth:

               (i)    The specific reason for denial of the claim;

               (ii) Specific references to pertinent provisions of the Agreement on which the denial is based;

               (iii) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

               (iv)   A statement that the claimant may;

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                      -  Request a review of his claim upon written application
                         to the Corporation, which is the Named Fiduciary under the Agreement;

                      -  Review pertinent documents affecting his claim; and

                      -  Submit issues and comments in writing.

          (c) Any appeal the Claimant wishes to make of the adverse determination must be made by the Claimant in writing to the Plan Administrator within sixty (60) days after receipt of the written notice of denial of the claim. The failure of the Claimant to appeal the denial to the Plan Administrator in writing within the sixty (60) day period will render the Plan Administrator's determination final, binding, and conclusive.

          (d) If the Claimant should appeal to the Plan Administrator, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Plan Administrator shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within sixty (60) days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make a rendering of a decision within the sixty-
               (60) day period infeasible, but in no event shall the Plan Administrator render a decision with respect to a denial for a claim for benefits later than one hundred twenty (120) days after receipt of a request for review. A written statement stating the decision on review, the specific reasons for the decision, and the specific provisions of the Agreement on which the decision is based shall be mailed or delivered to the claimant within such sixty- (60) (or one hundred twenty- (120)) day period.

     6.   Board to Administer.  Subject to the provisions of this Agreement, the
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          Board shall have exclusive authority to interpret this Agreement, to establish and revise rules and regulations relating to this Agreement, and to make any other determinations that it believes necessary or advisable for the administration of this Agreement. Decisions and determinations by the Board shall be final and binding upon all persons for all purposes and no member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

     7.   Assignment and Alienation.  The Executive's rights and interests under
          -------------------------
          this Agreement shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any

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          kind, whether voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of this Agreement, and in the event of any attempted assignment or transfer, whether voluntary or involuntary, this Agreement shall terminate and the Corporation shall have no further liability hereunder.

     8.   Designation of Beneficiary.  The Executive may designate the person or
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          persons to receive his interest under this Agreement in the event of his death by completing a written, dated designation of beneficiary, signed by the Executive and filed with the Corporation on a Nomination of Beneficiary form provided by the Corporation. Beneficiaries may be changed at any time, and such change may be made without the consent of any prior beneficiary. If the Executive fails to designate a beneficiary in accordance with the provisions of this Paragraph 9, or in the event the Executive's designated beneficiary predeceases him, the Corporation shall pay any sums remaining to be paid under this Agreement to the Executive's estate.

     9.   Incapacity of Recipient.  If the Board shall find that any person to
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          whom any distribution is to be made under this Agreement is unable to care for his affairs because of accident or illness, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, child, parent, or brother or sister of such person, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of the Corporation under this Agreement.

     10.  Merger.  The Corporation agrees that it will not merge or consolidate
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          with another corporation or organization, or permit its business activities to be taken over by any other corporation or organization unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Corporation herein set forth. The Corporation further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Paragraph 11, without having made adequate provision for the fulfilling of its obligations hereunder.

     11.  No Right to Employment.  Nothing contained in this Agreement, or any
          ----------------------
          modification or amendment to this Agreement, shall give the Executive or his designated beneficiary any right to be retained in the employ of the corporation, nor shall it give the Executive or his designated beneficiary any legal or equitable right against the Corporation or any officer, director, or employee of the Corporation or its agents, except as expressly provided by this Agreement.

     12.  No Right to Specific Assets.  Title to and beneficial ownership of any
          ---------------------------
          assets, whether cash or investments, which the Corporation may earmark to pay the

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          benefits hereunder shall at all times remain in the Corporation, and the Executive, his estate and his designated beneficiary shall not have any property interest whatsoever in any specific assets of the Corporation. Any assets so earmarked shall continue for all purposes to be a part of the general funds of the Corporation and no person other than the Corporation shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person, including the Executive., acquires a right to receive payments from the Corporation under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     13.  No Trust Created.  Nothing contained in this Agreement and no action
          ----------------
          taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Executive, his designated beneficiary or any other person.

     14.  Taxes.  The Corporation shall have the right to deduct from any
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          distribution or payment in cash under this Agreement, any state, federal or local taxes required by law to be withheld with respect to such distribution or payment.

     15.  Amendment and Termination.  This Agreement may be modified, extended,
          -------------------------
          or terminated only by consent of both parties specifying in writing the terms of the modification, extension or termination.

     16.  Governing Law.  This Agreement shall be governed by the laws of the
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          State of North Carolina and applicable federal law.

     17.  Severability.  The provisions of this Agreement shall be deemed
          ------------
          severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     18.  Headings.  The titles and headings of Paragraphs are included for
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          convenience of reference only and are not to be considered in construction of the provisions of this Agreement.

     19.  Counterparts.  This Agreement shall be executed in duplicate, each
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          copy of which when so executed and delivered shall be an original, but both copies shall, together, constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and the Executive has hereunto set his hand and seal as of the date first above written.


                                                  BGF INDUSTRIES, INC.


                                                  By:  /s/ R. Porcher
                                                     ------------------

ATTEST


/s/ Philippe R. Dorier
-------------------------------
Secretary
                                                  /s/ James R. Henderson  (SEAL)
                                                  ------------------------------

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